_______________________________

                       SECURITIES AND EXCHANGE COMMISSION
                         _______________________________

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                 _______________


Date of Report (Date of earliest event reported): February 14, 2003


                                GTC Telecom Corp.
              _____________________________________________________
             (Exact name of registrant as specified in its charter)


                                     Nevada
                  ___________________________________________
                 (State or other jurisdiction of incorporation)


         0-25703                                     88-0318246
__________________________                 ________________________________
 (Commission File Number)                  (IRS Employer Identification No.)



                           3151 Airway Ave., Suite P-3
                             Costa  Mesa,  CA 92626
              ______________________________________________________
              (Address of principal executive offices)   (Zip  Code)

Registrant's telephone number, including area code: (714) 549-7700


                                       N/A
          _____________________________________________________________
          (Former name or former address, if changed since last report)

ITEM  5.     OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

Effective February 14, 2003, the Board of Directors of GTC Telecom Corp. (the "Company") appointed Marilyn K. Creson to the Company's Board of Directors to fill an open vacancy. Concurrently, Ms. Creson was appointed as Chairwoman of the Board's Audit Committee and as a member of the Board's Nomination &
Compensation  Committee.  Ms.  Creson's  biographical  information  follows:

MARILYN K. CRESON, 51, was appointed to the Board on February 14, 2003 and is the Chairwoman of the Board's Audit Committee and a member of the Board's Nomination & Compensation Committee. Between November 1994 to March 2002, Ms. Creson served as the Director of Finance for The San Diego Union -Tribune, the nation's 20th largest daily newspaper. From March 1989 to October 1994, Ms.
Creson served as the Chief Financial Officer of BSD Bancorp, a bank holding company with combined bank assets of $500 million. Ms. Creson began her career with Price Waterhouse Coopers where she was a Certified Public Accountant in the State of Illinois. Ms. Creson holds an M.B.A. from Michigan State University and a B.S.B.A. from Kansas State University.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: February 27, 2003          GTC  TELECOM  CORP.



                                   By:/s/ S. Paul Sandhu
                                   S.  Paul  Sandhu
                                   Chief  Executive  Officer